SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   July 23, 2008

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                        Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement.

On July 23, 2008, the Company entered into an Amended and Restated Employment and Change in Control Agreement with Ray C. Anderson, a director and non-executive employee of the Company.  A copy of the Amended and Restated Employment and Change in Control Agreement is attached hereto as Exhibit 99.1.

The principal objectives of the amended and restated agreement were to:  (1) consolidate the employment terms and change in control provisions into a single “Amended and Restated Employment and Change in Control Agreement”, where previously Mr. Anderson had a separate Employment Agreement and Change in Control Agreement; (2) bring the consolidated agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended; and (3) maintain substantially similar economic terms to those that previously existed.

The Employment and Change in Control Agreement is for a rolling two-year term, such that the remaining term is always two years (until such time as Mr. Anderson reaches the age of 74, at which time the term becomes fixed for an additional two years and expires upon his reaching age 76).  The Company may terminate such agreement at any time, with or without cause.  In the event that the Company terminates Mr. Anderson’s employment without cause, he will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement.  The agreement also contains provisions placing restrictions on Mr. Anderson’s ability to compete with the Company for a period of two years following the termination of his employment.

The Amended and Restated Employment and Change in Control Agreement also provides for certain benefits in the event of a termination of employment under certain circumstances following a “Change in Control” (as defined in the agreement) of the Company.  In general, the agreement provides benefits to Mr. Anderson upon an “Involuntary Separation from Service” (essentially, termination without cause) or a “Separation from Service for Good Reason” (essentially, resignation in the face of coercive tactics) occurring within two years after the date of a change in control.  Upon any such termination, Mr. Anderson will be entitled to receive the same benefits as in the case of a termination without cause (described in the paragraph above), except that the two years of salary and bonus are paid in a lump sum payment (rather than regularly over the two year period).  If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, Mr. Anderson is entitled to receive a “gross-up” payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 1.01.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment and Change in Control Agreement of Ray C. Anderson dated July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: July 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment and Change in Control Agreement of Ray C. Anderson dated July 23, 2008.